FOR IMMEDIATE RELEASE

PERRIGO REPORTS RECORD SALES AND EARNINGS
FOR THIRD QUARTER FISCAL 2008

•	Third quarter revenue increased $141 million, or 39 percent, to $504 million on important new product launches

•	GAAP net income increased 134 percent to $40 million, or $0.42 per share

•	Adjusted net income increased 100 percent to $44 million, or $0.47 per share

•	Refined full year fiscal 2008 adjusted earnings guidance to be in a range of $1.55 to $1.60 per share, with a tax rate in a range of 23% to 27%

ALLEGAN, Mich. - May 6, 2008 - Perrigo Company (Nasdaq: PRGO; TASE) today announced results for its third quarter fiscal year 2008 and nine months ended March 29, 2008.

Perrigo Company
(in thousands, except per share amounts)

	Third Quarter		Nine Months
	2008	2007	2008	2007
Net Sales	$503,707	$362,288	$1,321,930	$1,073,132
Net Income	$39,967	$17,056	$108,275	$55,026
Adjusted Net Income	$44,264	$22,082	$112,572	$60,470
Diluted EPS	$0.42	$0.18	$1.14	$0.59
Adjusted Diluted EPS	$0.47	$0.24	$1.18	$0.65
Diluted Shares	94,955	93,298	95,115	93,604

These reported results include an acquisition-related write-off of the in-process research and development (IPR&D) of $2.0 million after-tax and a charge for the write-off of the step-up of inventory acquired of $2.1 million after-tax, both related to our January 9, 2008 acquisition of Galpharm Healthcare, Ltd., a leading supplier of over-the-counter store brand pharmaceuticals in the United Kingdom. (Refer to Table II at the end of this press release for additional adjustments in the current year and prior year periods and additional non-GAAP disclosure information.)

Third Quarter results

Net sales for the third quarter of fiscal 2008 were a record $503.7 million, an increase of $141.4 million, or 39 percent, compared with $362.3 million last year. Reported net income was $40.0 million, or $0.42 per share, compared with net income of $17.1 million, or $0.18 per share a year ago. In the third quarter of fiscal 2008 and fiscal 2007, the Company recorded several net of tax charges, summarized as follows:

	2008	2007
s Write-off of IPR&D	$2.0	$4.8
s Inventory step-up	2.1	-
s Restructuring	0.2	0.2
	$4.3	$5.0

Excluding the impact of the charges noted above, adjusted net income for the third quarter of fiscal 2008 was $44.3 million, or $0.47 per share. For the third quarter of fiscal year 2007, adjusted net income was $22.1 million, or $0.24 per share.

(Refer to Table II at the end of this press release for additional non-GAAP disclosure information.)

Perrigo’s Chairman and CEO Joseph C. Papa commented, “For the second quarter in a row, we delivered record sales and earnings with successful launches of two of the largest products in our 120 year history, Omeprazole and Cetirizine. We also began shipping products from our Galpharm acquisition in the United Kingdom and launched Clobetasol Foam in Rx. The results this quarter clearly show the benefits of our long term commitment to our new product pipeline.”

Nine Months Results

Net sales for the nine months ended March 29, 2008 were $1,321.9 million, compared with $1,073.1 million last year, an increase of $249 million, or 23 percent. Reported net income for the nine months was $108.3 million, or $1.14 per share, compared with $55.0 million, or $0.59 per share last year. In the first nine months of fiscal 2008 and fiscal 2007, the Company recorded several net of tax charges, summarized as follows:

	2008	2007
s Write-off of IRP&D	$2.0	$4.8
s Inventory step-up	2.1	-
s Restructuring	0.2	0.6
	$4.3	$5.4

Excluding the impact of the charges noted above, adjusted net income for the nine months of fiscal 2008 was $112.6 million, or $1.18 per share. For the nine months of fiscal 2007, adjusted net income was $60.5 million, or $0.65 per share.

(Refer to Table II at the end of this press release for additional non-GAAP disclosure information.)

Consumer Healthcare

Consumer Healthcare segment net sales for the quarter were a record $373 million, up $111 million, or 42 percent, compared with $262 million last year. The sales increase included $97 million in new product revenue, led by Omeprazole and Cetirizine, strong sales in the cough/cold, analgesic and smoking cessation product categories. Reported operating income was $51.7 million, compared with $21.9 million last year. Adjusted operating income was $54.9 million, compared with adjusted operating income of $22.2 million a year ago.

On December 28, 2007, Perrigo announced it received final approval from the FDA for its Abbreviated New Drug Application (ANDA) for OTC Cetirizine Hydrochloride Tablets, 5 and 10 mg. The product is being marketed under store brand labels and is comparable to McNeil Consumer Healthcare’s Zyrtec(R) Tablets. Store brand shipments began in January.

On January 9, 2008, the Company announced it acquired Galpharm Healthcare, Ltd., a leading United Kingdom-based supplier of over-the-counter store brand products, for approximately $87 million. The acquisition is expected to add more than $55 million in net sales annually and be accretive to earnings in the first 12 months.

On March 4, 2008, Perrigo announced that it began shipping 20 mg Omeprazole delayed released tablets to its retail customers. This product delivers the same medicine at the same dose as Prilosec OTC(R) and is indicated for the treatment of frequent heartburn.

For the first nine months of fiscal 2008, Consumer Healthcare net sales were $961.5 million, up $181.5 million, or 23 percent, compared with $780.0 million last year. The sales gain was driven by new product sales of $117 million, largely Omeprazole, Cetirizine and Smoking Cessation products. Reported operating income was $120.5 million, compared with $56.8 million a year ago. Adjusted operating income was $123.8 million, compared with adjusted operating income of $57.7 million last year.

Rx Pharmaceuticals

The Rx Pharmaceutical segment reported third quarter net sales of $49.2 million, including $3.1 million of service and royalty revenue and an $8.5 million payment for termination of a license agreement. This represents an increase of $15.2 million, or 45 percent, compared with $34.0 million last year, of which $5.8 million was service and royalty revenue. Operating income was $11.3 million, up from $7.6 million a year ago, as a result of increased volume and improved margins.

For the first nine months of fiscal 2008, net sales were $122.8 million, including $11.9 million of service and royalty revenue and an $8.5 million payment for termination of a license agreement, resulting in an increase of $29.1 million, or 31 percent, compared with $93.7 million last year, of which $15.8 million was service and royalty revenue. Operating income was $27.2 million, up $10.2 million, or 60 percent, from $17.0 million in the year-ago period.

API

API segment third quarter net sales were $37.8 million, compared with $30.1 million last year, an increase of 26 percent. Operating income was $6.0 million, compared with $4.2 million last year. API performance in the quarter benefited from a one-time $4.9 million accrual reversal related to a long standing customer contract negotiation. For the first nine months of fiscal 2008, net sales were $111.2 million, up $22.7 million, or 26 percent from $88.5 million last year. Operating income was $16.7 million, compared with $14.9 million a year ago.

Other

The Other category, consisting of Israel Consumer Products and Israel Pharmaceutical and Diagnostic Products segments, reported third quarter net sales of $43.6 million, compared with $35.9 million a year ago, an increase of 22 percent. Operating income was $0.9 million, compared with $1.6 million last year. For the first nine months of fiscal 2008, net sales were $126.3 million, up $15.4 million, or 14 percent, compared with $110.9 million last year. Operating income was $6.9 million, compared with $7.0 million last year.

Unallocated Expenses

In the third quarter of fiscal 2008, unallocated expenses were $10.2 million, compared with $10.6 million a year ago. Both periods included an acquisition-related write-off of IPR&D. These pre-tax expenses were $2.8 million and $8.3 million, respectively. For the nine months in fiscal 2008, unallocated expenses were $15.7 million, compared with $18.7 million last year. Both periods included acquisition-related write-offs of IPR&D, which were $2.8 million and $8.3 million, respectively.

Outlook

The Company has refined its expected range of adjusted EPS for the full fiscal year to $1.55 to $1.60 per share, excluding acquisition and restructuring related charges. It has increased its full-year tax rate expectations to a range of 23 to 27 percent. The Company still expects to generate cash from operations in the range of $180 million to $200 million for the full fiscal year.

(Refer to Table III at the end of this press release for additional non-GAAP earnings guidance disclosure information.)

Perrigo’s Chairman and CEO Joseph C. Papa concluded, “In this dynamic environment, our focus continues to be executing our plan, maintaining quality, improving our customer service and lowering working capital. While we are very pleased with our performance to date, there is always work to be done to continue launching quality, affordable new healthcare products into the marketplace.”

Perrigo Company is a leading global healthcare supplier that develops, manufactures and distributes over-the-counter (OTC) and prescription pharmaceuticals, nutritional products, active pharmaceutical ingredients (API) and consumer products. The Company is the world’s largest manufacturer of OTC pharmaceutical products for the store brand market. The Company’s primary markets and locations of manufacturing facilities are the United States, Israel, Mexico and the United Kingdom. Visit Perrigo on the Internet (http://www.perrigo.com).

 Note: Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended June 30, 2007, as well as the Company’s subsequent filings with the Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Arthur J. Shannon, Vice President,
Investor Relations and Communication
(269) 686-1709
E-mail: ajshannon@perrigo.com

PERRIGO COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	Third Quarter		Year-to-Date
	2008	2007	2008	2007

Net sales	$503,707	$362,288	$1,321,930	$1,073,132
Cost of sales	345,761	262,751	915,903	784,273
Gross profit	157,946	99,537	406,027	288,859

Operating expenses
Distribution	7,987	7,020	22,805	21,559
Research and development	19,160	16,390	51,623	44,339
Selling and administration	67,978	42,863	172,822	136,857
Subtotal	95,125	66,273	247,250	202,755
Write-off of in-process
research and development	2,786	8,252	2,786	8,252
Restructuring	348	306	348	948
Total	98,259	74,831	250,384	211,955

Operating income	59,687	24,706	155,643	76,904
Interest, net	3,688	3,650	12,017	11,536
Other (income) expense, net	448	(699)	(637)	(2,919)

Income before income taxes	55,551	21,755	144,263	68,287
Income tax expense	15,584	4,699	35,988	13,261

Net income	$39,967	$17,056	$108,275	$55,026

Earnings per share
Basic	$0.43	$0.19	$1.16	$0.60
Diluted	$0.42	$0.18	$1.14	$0.59

Weighted average shares outstanding
Basic	92,854	91,643	93,127	92,161
Diluted	94,955	93,298	95,115	93,604

Dividends declared per share	$0.050	$0.045	$0.145	$0.133

PERRIGO COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 29,	June 30,	March 31,
	2008	2007	2007
Assets	(unaudited)		(unaudited)
Current assets
Cash and cash equivalents	$64,402	$30,305	$34,873
Investment securities	725	49,110	58,220
Accounts receivable	372,526	282,045	246,582
Inventories	356,906	295,114	310,272
Current deferred income taxes	37,716	41,400	39,122
Income taxes refundable	4,684	-	-
Assets held for sale	2,746	2,746	-
Prepaid expenses and other current assets	16,146	18,340	23,833
Total current assets	855,851	719,060	712,902

Property and equipment	708,297	664,096	641,343
Less accumulated depreciation	372,618	333,024	320,672
	335,679	331,072	320,671

Restricted cash	400,000	422,000	422,000
Goodwill	264,913	196,218	189,450
Other intangible assets	231,033	159,977	159,427
Non-current deferred income taxes	51,033	54,908	42,624
Other non-current assets	58,876	41,919	43,487
	$2,197,385	$1,925,154	$1,890,561

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$229,744	$164,318	$158,499
Notes payable	10,169	11,776	3,763
Payroll and related taxes	54,849	46,226	43,590
Accrued customer programs	45,773	48,218	40,494
Accrued liabilities	39,039	47,333	48,135
Accrued income taxes	-	29,460	16,210
Current deferred income taxes	18,864	17,125	13,886
Current portion of long-term debt	17,598	15,381	14,910
Total current liabilities	416,036	379,837	339,487

Non-current liabilities
Long-term debt	697,598	650,762	709,342
Non-current deferred income taxes	112,675	103,775	102,129
Other non-current liabilities	110,512	36,311	34,346
Total non-current liabilities	920,785	790,848	845,817

Shareholders' equity
Preferred stock, without par value, 10,000 shares authorized	-	-	-
Common stock, without par value, 200,000 shares authorized	498,002	519,419	507,025
Accumulated other comprehensive income	95,398	56,676	34,434
Retained earnings	267,164	178,374	163,798
Total shareholders' equity	860,564	754,469	705,257
	$2,197,385	$1,925,154	$1,890,561

Supplemental Disclosures of Balance Sheet Information
Allowance for doubtful accounts	$9,511	$9,421	$9,933
Allowance for inventory	$36,962	$36,210	$37,390
Working capital	$439,815	$339,223	$373,415
Preferred stock, shares issued	-	-	-
Common stock, shares issued	93,380	93,395	92,510

PERRIGO COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Year-to-Date
	2008	2007
Cash Flows (For) From Operating Activities
Net income	$108,275	$55,026
Adjustments to derive cash flows
Write-off of in-process research and development	2,786	8,252
Depreciation and amortization	50,822	41,997
Share-based compensation	6,457	6,530
Deferred income taxes	8,336	12,749
Sub-total	176,676	124,554

Changes in operating assets and liabilities, net of
business and asset acquisitions and restructuring
Accounts receivable	(71,497)	(8,616)
Inventories	(37,314)	(4,224)
Income taxes refundable	(4,684)	-
Accounts payable	52,513	(19,254)
Payroll and related taxes	6,958	(10,151)
Accrued customer programs	(2,445)	(9,040)
Accrued liabilities	(14,771)	2,968
Accrued income taxes	12,089	3,008
Other	17,969	(5,084)
Sub-total	(41,182)	(50,393)
Net cash from operating activities	135,494	74,161

Cash Flows (For) From Investing Activities
Purchases of securities	(170,552)	(228,341)
Proceeds from sales of securities	201,436	198,530
Additions to property and equipment	(26,022)	(30,133)
Proceeds from sale of property and equipment	-	2,613
Acquisition of business	(87,130)	-
Acquisition of assets	(12,401)	(59,538)
Net cash for investing activities	(94,669)	(116,869)

Cash (For) From Financing Activities
Repayments of short-term debt, net	(1,607)	(16,293)
Borrowings of long-term debt	140,000	130,000
Repayments of long-term debt	(95,801)	(30,000)
Tax effect of stock transactions	5,008	(30)
Issuance of common stock	26,097	5,347
Repurchases of common stock	(58,979)	(20,919)
Cash dividends	(13,551)	(12,281)
Net cash from financing activities	1,167	55,824

Net increase in cash and cash equivalents	41,992	13,116
Cash and cash equivalents, beginning of period	30,305	19,018
Effect of exchange rate changes on cash	(7,895)	2,739
Cash and cash equivalents, end of period	$64,402	$34,873

Supplemental Disclosures of Cash Flow Information
Cash paid/received during the period for:
Interest paid	$29,102	$27,973
Interest received	$15,590	$15,119
Income taxes paid	$25,715	$8,500
Income taxes refunded	$6,560	$8,443

Table I
PERRIGO COMPANY
SEGMENT INFORMATION
(in thousands)
(unaudited)

	Third Quarter		Fiscal Year
	2008	2007	2008	2007
Segment Sales
Consumer Healthcare	$373,031	$262,277	$961,495	$780,033
Rx Pharmaceuticals	49,231	34,025	122,846	93,710
API	37,818	30,095	111,240	88,507
Other	43,627	35,891	126,349	110,882
Total	$503,707	$362,288	$1,321,930	$1,073,132

Segment Operating Income (Loss)
Consumer Healthcare	$51,693	$21,905	$120,549	$56,770
Rx Pharmaceuticals	11,349	7,615	27,160	17,047
API	6,024	4,238	16,723	14,851
Other	868	1,550	6,922	6,959
Unallocated expenses	(7,461)	(2,350)	(12,925)	(10,471)
Write-off of in-process R&D	(2,786)	(8,252)	(2,786)	(8,252)
Total	$59,687	$24,706	$155,643	$76,904

Table II
PERRIGO COMPANY
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share amounts)
(unaudited)

	Third Quarter		Fiscal Year
	2008	2007	2008	2007

Net sales	$503,707	$362,288	$1,321,930	$1,073,132

Reported gross profit	$157,946	$99,537	$406,027	$288,859
Inventory step-up	2,878	-	2,878	-
Adjusted gross profit	$160,824	$99,537	$408,905	$288,859
Adjusted gross profit %	31.9%	27.5%	30.9%	26.9%

Reported operating income	$59,687	$24,706	$155,643	$76,904
Inventory step-up	2,878	-	2,878	-
Restructuring	348	306	348	948
Write-off of in-process R&D	2,786	8,252	2,786	8,252
Adjusted operating income	$65,699	$33,264	$161,655	$86,104
Adjusted operating income %	13.0%	9.2%	12.2%	8.0%

Reported net income	$39,967	$17,056	$108,275	$55,026
Inventory step-up (1)	2,072	-	2,072	-
Restructuring - Michigan Plants (2)	-	199	-	617
Restructuring - West Coast (3)	219	-	219	-
Write-off of in-process R&D - Glades acquisition (4)	-	4,827	-	4,827
Write-off of in-process R&D - Galpharm acquisition (1)	2,006	-	2,006	-
Adjusted net income	$44,264	$22,082	$112,572	$60,470

Diluted earnings per share
Reported	$0.42	$0.18	$1.14	$0.59
Adjusted	$0.47	$0.24	$1.18	$0.65

Diluted weighted average shares outstanding	94,955	93,298	95,115	93,604

(1)	Net of taxes at 28%
(2)	Net of taxes at 35%
(3)	Net of taxes at 37%
(4)	Net of taxes at 41.5%

Table II (Continued)
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share amounts)
(unaudited)

	Third Quarter		Year-To-Date
	2008	2007	2008	2007
Consumer Healthcare
Net sales	$373,031	$262,277	$961,495	$780,033

Reported gross profit	$107,819	$59,560	$266,728	$175,452
Inventory step-up	2,878	-	2,878	-
Adjusted gross profit	$110,697	$59,560	$269,606	$175,452
Adjusted gross profit %	29.7%	22.7%	28.0%	22.5%

Reported operating expenses	$56,126	$37,655	$146,179	$118,682
Restructuring	(348)	(306)	(348)	(948)
Adjusted operating expenses	$55,778	$37,349	$145,831	$117,734

Reported operating income	$51,693	$21,905	$120,549	$56,770
Inventory step-up	2,878	-	2,878	-
Restructuring	348	306	348	948
Adjusted operating income	$54,919	$22,211	$123,775	$57,718
Adjusted operating income %	14.7%	8.5%	12.9%	7.4%

Unallocated
Reported operating loss	$(10,247)	$(10,602)	$(15,711)	$(18,723)
Write-off of in-process R&D	2,786	8,252	2,786	8,252
Adjusted operating income (loss)	$(7,461)	$(2,350)	$(12,925)	$(10,471)

Table III
2008 GUIDANCE
RECONCILIATION OF NON-GAAP MEASURES
(unaudited)

Full Year
Fiscal 2008 Guidance

Reported earnings per share range	$1.48 - $1.53
Write-off of in-process R&D	$0.021
Inventory step-up	$0.044
Restructuring	$0.004
Adjusted earnings per share range	$1.55 - $1.60